UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2006

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, Ma 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2006, Indevus Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it has licensed the rights to sell SANCTURA XR, the once-daily formulation of trospium chloride, in certain territories outside the U.S., to Madaus GmbH. Under the terms of the agreement, Madaus has the right to sell SANCTURA XR outside the U.S. except in Canada, Japan, Korea and China, where Indevus and Madaus will share equally in the economics. Madaus will pay Indevus a royalty on net sales and will purchase SANCTURA XR from Indevus at cost plus a manufacturing margin based on units sold in the Madaus territories. In addition, Madaus will be responsible for all payments to Supernus Pharmaceuticals, Inc., Indevus’ drug delivery partner, in the Madaus territories. The agreement also contains customary provisions regarding inspections, manufacturing, delivery, forecasting, indemnification and termination under certain circumstances.

The Company also announced in the press release that it had entered into an amendment to its original licensing agreement with Madaus dated November 26, 1999 whereby Madaus has agreed to waive its rights to manufacture SANCTURA XR in the United States. In return, Madaus will receive a manufacturing margin based on SANCTURA XR units sold in the United States.

The license agreement and the amendment agreement are each dated as of November 3, 2006. A copy of the press release is filed as Exhibit 99.1 and is incorporated by reference herein.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document Description
99.1	A copy of the Press Release of the Company dated November 6, 2006

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA® and SANCTURA XR™; the early stage of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA, SANCTURA XR and NEBIDO®; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR; dependence on third parties for manufacturing, marketing and clinical trials; competition; need for additional funds and corporate partners, including for the development of our products; failure to acquire and develop additional product candidates; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; our reliance on intellectual property and having limited patients and proprietary rights; dependence on market exclusivity; valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; and other risks.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: November 9, 2006	By:	/s/ Michael W. Rogers
Michael W. Rogers
Executive Vice President, Chief Financial Officer and Treasurer

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